EXHIBIT 99.1

NOTE: This report is an unchanged copy of a previously issued Arthur Andersen, LLP Accountants' report. Obtaining a consent from Arthur Andersen, LLP is not possible, and this report has not been reissued by Arthur Andersen, LLP. We are filing this copy of the previously issued report as permitted by Regulation S-X 210.2-02(e).



                   WESTERN POWER DISTRIBUTION HOLDINGS LIMITED
                           AND SUBSIDIARY UNDERTAKINGS

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED 31 MARCH 2002



                           Registered Number: 4267536



                                               [WESTERN POWER DISTRIBUTION LOGO]

CONTENTS
                                                                            Page

DIRECTORS' REPORT                                                              1

STATEMENT OF DIRECTORS' RESPONSIBILITIES                                       8

INDEPENDENT AUDITORS' REPORT                                                   9

FINANCIAL STATEMENTS:
    Group profit and loss account                                             10
    Balance sheets                                                            11
    Statement of total recognised gains and losses                            12
    Reconciliation of movements in equity shareholders' funds                 12
    Group statement of cash flows                                             13
    Notes to the financial statements                                         14

DIRECTORS' REPORT
For the year ended 31 March 2002

The directors present their annual report on the affairs of Western Power Distribution Holdings Limited (the "Company") and its subsidiary undertakings (the "Group" or "WPD"), together with the financial statements and auditors' report, for the year ended 31 March 2002.

The Company was incorporated as Alnery No. 2177 Limited on 9 August 2001, a private limited company. On 7 September 2001, it changed its name to WPD 1953 Limited and on 27 March 2002 to Western Power Distribution Holdings Limited. On 11 September 2001, the Company became the parent company of the WPD Holdings UK group through a share for share exchange with WPD Holdings UK's owners. The financial information for the current period has been presented as if WPD Holdings UK had been owned by the Company throughout the current and comparative accounting period in accordance with the merger principles of group reconstructions.

OWNERSHIP
The Company is owned 49% indirectly by Mirant Corporation ("Mirant"), a global competitive energy company based in Atlanta, Georgia, United States of America ("US") and 51% indirectly by PPL Corporation ("PPL"), an electricity utility of Allentown, Pennsylvania, US. Both parties share operational and management control equally. The Company is the UK parent of the Group whose principal operating activity is conducted by Western Power Distribution (South West) plc ("WPD South West") and Western Power Distribution (South Wales) plc ("WPD South Wales").

PRINCIPAL ACTIVITIES
The Group's principal activity is the distribution of electricity. Distribution involves the delivery of electricity across the Group's distribution network within its authorised areas of South West England and South Wales.

The Group also has ancillary business activities, including electricity generation and telecommunications. It owns generating assets with 11 megawatts ("MW") of capacity used to back up the distribution network as well as minority investments in windfarms. The Group telecommunications subsidiary, Surf Telecoms Limited, is developing an income stream from the rental of fibre optic cables primarily attached to the Group's overhead electricity distribution network.

BUSINESS REVIEW
WPD met the regulatory requirement that all distribution businesses must be separate from their local supply company by April 2002. Under the new licence conditions introduced by the Utilities Act 2000, WPD decided to make official name changes. Therefore, from 1 August 2001, South Western Electricity plc became Western Power Distribution (South West) plc and South Wales Electricity plc became Western Power Distribution (South Wales) plc.

The final outcome of the distribution price control review was announced in December 1999. The price control is effective for a five year period from 1 April 2000. WPD South West and WPD South Wales were required to reduce their regulated prices by 20% and 26%, respectively, from 1 April 2000, with a price change of 3% below the retail price index for each of the following four years. In response, management of WPD South West formulated a plan to maximise efficiency and customer service as a focused distribution company. The implementation of the plan has necessitated a reduction in overheads including a reduction in staffing levels in WPD South West. The reductions focused on administrative and corporate functions, with minimal impact on field staff, ensuring customer service is not affected. Further cost savings have been achieved through the sharing of systems and facilities by the two distribution businesses now owned by the Group. Further savings in WPD South Wales have been achieved through the introduction of an engineering team structure based upon that in WPD South West.

For the year ended 31 March 2002

BUSINESS REVIEW (CONTINUED)

FOOT AND MOUTH EPIDEMIC
The foot and mouth epidemic which devastated farming, tourism and rural businesses across much of the UK also posed a number of operational problems for WPD during the year. Stringent restrictions on access to land imposed by council authorities and MAFF, the agricultural ministry, had a significant impact on our operations and most work on our maintenance and refurbishment of rural networks had to be put on hold for at least 50% of the year. During the foot and mouth outbreak, work activity was concentrated on underground cable and roadside overhead work in urban areas, towns and villages.

BUSINESS INTEGRATION
WPD South Wales was part of the Hyder Limited group ("Hyder"). Hyder was acquired in September 2000 by an affiliate of the WPD Group. WPD South Wales was transferred from Hyder to the WPD Group on 16 March 2001.

The main focus for the year was the completion of the integration of WPD South Wales into the Group's existing operation in the South West of England.

During the year, the restructuring of the electricity business in South Wales was completed to exactly mirror the team based engineering structure that already successfully operates in WPD South West. A Network Services Manager was appointed for South Wales along with a team of six Distribution Managers each of whom is responsible for an area and a group of geographically based teams. All network services staff in Wales have now been allocated to one of these teams.

Joint goals and targets were established for the Group, which allow everyone to contribute to the success of the organisation. Every member of staff was sent a letter outlining the 'top ten' priorities for the year. In both companies, the focus centred on customer service, delivering exceptional network performance and being financially prudent.

To deliver the improved network performance in South Wales, a number of successful initiatives from WPD South West were replicated and implemented during 2000/01. Two of the key programmes continued during 2001/02 were:

Tree trimming

     A managed tree-trimming programme was introduced into South Wales. WPD carried out a competitive tendering process across the whole of the South West and South Wales to ensure we maximised value for money.

     Tree maintenance is essential for protecting the reliability of power supplies to customers. With the easing of foot and mouth restrictions, an extensive programme of tree trimming began across South and West Wales in the latter part of 2001. Over (pound)6m was spent during the year. This programme will continue for some time.

     WPD uses suitably qualified contractors who have obtained all the British Standard certificates of competence. In addition, we have independent qualified arborists to check the contractors' work and ensure that high standards are maintained.

For the year ended 31 March 2002

BUSINESS REVIEW (CONTINUED)

BUSINESS INTEGRATION (CONTINUED)
ENMAC Network Management System
     ENMAC ensures that the Group has network control data at its fingertips, and can automatically update the call centre, relay electronic messages to customers, and increase flexibility for control centre staff.

     We installed the latest version of the ENMAC network management system into South Wales to bring it into line with the system in use in WPD South West. This allows the control room to monitor all 250 primary and grid substations in South Wales, which are fully integrated with a SCADA (System Control and Data Acquisition) system, also known as telecontrol. This allows equipment at substations to be closely monitored and remotely operated. The system also incorporates a trouble-call system that monitors the network and any "no-supply" calls from customers, and then matches the two together.

     As technology continues to improve, it means we are well placed to provide a better service to our customers. New, improved versions of ENMAC will be introduced during the latter part of 2002.

LIVE WORKING
Additional "Hot Gloving" vehicles were also introduced to allow more live line working. This reduces interruptions to the supply.

CUSTOMER SERVICE
During the year, the WPD Group was awarded the Charter Mark for outstanding customer service provision.

The award is the Government's top seal of approval for service excellence and followed a rigorous and detailed assessment of WPD's operations as well as interviews with the Group's main customers.

In particular, Charter Mark assessors singled out "target 60", a unique WPD initiative that goes beyond the regulatory requirement, empowering staff to ensure the maximum number of customer supplies is restored within one hour of a fault occurring.

Streamlining of call centres was also completed and all call centre operations in South Wales are now outsourced to an external company. This ensures that we improve the quality and speed of our response to our customers. The Company we use has already provided call centre services to WPD South West for a number of years and has recently won a top European award and been given the title of "best multi service call centre".

The overall industry regulator is the Gas and Electricity Markets Authority (known as "Ofgem"). A new watchdog group was established during the year, the Gas and Electricity Consumer Council (known as "energywatch"). energywatch replaced the South West and South Wales Consumers' Committees, which had been active for nearly 11 years. The new arrangements were introduced as part of the Governments' drive to protect customer interests via the Utilities Act 2000. energywatch took over the role of complaint handling and customer representation. The Group has worked hard with the new regulatory body to ensure that we establish an effective and positive working relationship. During the year, customer complaints to energywatch for WPD South West and WPD South Wales fell by 86% and 100%, respectively, from 7 and 49 in the twelve months to March 2001 compared to 1 and nil in the twelve months up to March 2002. WPD maintained its position as number one for fewest complaints to the regulator.

For the year ended 31 March 2002

BUSINESS REVIEW (CONTINUED)

CAPITAL INVESTMENT
Investment during 2001/02 was (pound)146.3m across the entire region and included the replacement of overhead lines, replacement of switchgear and the introduction of new technology. Of this total investment, (pound)58.2m was in South Wales with the remainder in the South West.

A number of significant engineering projects were also tackled during the year:

- a major engineering project to improve and reinforce the quality of supplies to remote areas on Dartmoor was completed. The scheme involved bringing in a new main line underground supply to Princetown, famous for the forbidding Dartmoor Prison.

- we also installed a new ethylene propylene rubber cable ("EPR") along the riverbed of the River Yealm in Devon to replace the existing submarine cable. We used specialist divers to ensure that we met the European Union Directive for clean water and caused minimum disruption to the riverbed.

- one of the year's most ambitious projects was to replace an intricate system of exposed 33kV switchgear at Woodcote substation near Axminster, Devon with an advanced computerised indoor system; the first of its kind and a radical departure from traditional methods. Load growth in the area had taken the existing switchgear beyond its fault rating. Replacing the exposed and ageing switchgear with a modern system under cover has not only reduced the risk of a fault occurring but has made it easier to operate and maintain as well.

- booming residential development has also necessitated the commencement of a (pound)3.9m project to build a new 132/33kV substation from scratch at Portishead on the Bristol Channel. The project is complex and involves the transfer of existing circuits to a nearby substation and the relocation of two 132kV transformers to a new greenfield site. The work will be completed during summer 2002.

PERFORMANCE
Through a combination of continued investment and close monitoring of goals and targets, WPD strives to improve network performance. Early plans implemented in South Wales have paid off

Network reliability                                  South Wales
Minutes lost per customer 2000/01                       123.3
Minutes lost per customer 2001/02                       90.6
Improvement in performance                               27%

Interruptions per 100 customers 2000/01                 158.2
Interruptions per 100 customers 2001/02                 128.5
Improvement in performance                               19%

In WPD South West, minutes lost per customer again improved to 86.1 minutes lost per customer (86.5 minutes in 2000/01), but interruptions per 100 customers increased to 107.2 (70.0 in 2000/01). This increase was the result of a high incidence of lightning. The WPD Group has an on-line lightning location display system which provides information on all the lightning strikes to ground. This indicated an increase in lightning activity in the South West of almost 50% during the year.

For the year ended 31 March 2002

PERFORMANCE (CONTINUED)
More than 92.6% of customers in the South West and 94.2% of customers in South Wales were restored in less than three hours, beating the Ofgem target of 85%. More than 71.1% and 72.3% of customers in the South West and South Wales, respectively, were in fact restored within one hour of a fault occurring.

Among the initiatives identified for the coming year are:
-    installation of more automatic switchgear in rural areas
- increasing the number of protective devices on the network thus reducing the number of customers affected by a fault
-    a continued drive on line refurbishment and tree trimming.

WPD GROUP AND THE ENVIRONMENT
The WPD Group has developed systems to capture data on greenhouse emissions using the guidelines issued by the UK Government's Department of Environment, Food and Rural Affairs, and prepared a report. It has updated its Environmental Policy to reflect its current areas of operation.

The WPD Group has had no prosecutions or notice of intended prosecution for any environmental matter during the reporting year.

REGULATORY ISSUES
One of the more significant priorities for the year was to monitor and aim to influence Ofgem's Information and Incentive Project ("IIP"). This initiative, which commenced in April 2002, can lead to an increase or reduction in revenue of up to two per cent depending on performance. The incentives for distribution companies focus on three main areas:

-    the number of interruptions that customers experience
-    the duration of those interruptions
- the speed and quality of telephone response from the distribution business to the customer.

As part of the implementation of the Utilities Act, a new licensing scheme came into force in October 2001. WPD South West and WPD South Wales now hold Electricity Distribution Licences.

RESULTS AND DIVIDENDS
The Group profit after taxation for the year ended 31 March 2002 was(pound)58.3m (2001:(pound)64.3m).

Dividends of (pound)140.7m have been declared during the year. No dividends were declared during the year ended 31 March 2001.

PAYMENT OF CREDITORS
The Group's policy in respect of its suppliers (other than those providing electricity utility supplies and services) is to require suppliers to accept our terms which are displayed on our official orders unless alternative terms of mutual benefit can be agreed. The average length of time for the payment of creditors during 2002 was 21 days.

CHARITABLE AND POLITICAL DONATIONS
During the year ended 31 March 2002, donations of (pound)131,000 were made by the Group to community organisations of which (pound)52,000 was donated to charities. No contributions were made for political purposes. In addition, WPD South West established a charitable foundation in 1996 with a (pound)1.0m donation. In May 2001, Hyder Limited, which is under the same ultimate ownership as the Group, donated a further (pound)1.0m to the foundation. The foundation made donations of (pound)78,000 in 2002.

For the year ended 31 March 2002

EQUAL OPPORTUNITIES
The Group is committed to equality of opportunity in employment and this is reflected in its equal opportunities policy and employment practices. Employees are selected, treated, and promoted according to their abilities and merits and to the requirements of the job. Applications for employment by people with disabilities are fully considered, and in the event of members of staff suffering disabilities, every effort is made to ensure that their employment with the Group continues with redeployment or retraining arranged as appropriate. It is the policy of the Group that the training, career development and promotion of disabled persons should, as far as possible, be identical to that of other employees.

EMPLOYEE CONSULTATION
The Group places considerable value on the involvement of its employees in its affairs. Staff are kept informed of the Group's aims, objectives, performance and plans, and their effect on them as employees through newsletters, regular team briefings and other meetings, as well as through the Group's in-house journal. Formal meetings are held regularly between senior managers and representatives of staff and their unions to discuss matters of common interest.

REGULATORY FINANCIAL STATEMENTS
As a condition of their Electricity Distribution Licences, WPD South West and WPD South Wales are required to prepare and publish separate financial statements for their distribution businesses for each year ending 31 March. These are expected to be available after 30 September 2002 from the Company's registered office as shown below.

DIRECTORS AND THEIR INTERESTS
The directors who served during the year were as follows:

                                                                 Appointed                Resigned
                                                                 ---------                --------

RA Symons, Chief Executive                                    21 December 2001                -
ME Fletcher, Resources and External Affairs Director          21 December 2001                -
DCS Oosthuizen, Finance Director                              6 September 2001                -
RW Burke                                                      21 December 2001                -
PA Farr, alternate director to RL Petersen                    18 January 2002                 -
DM Kleppinger, alternate director to RL Klingensmith          21 December 2001                -
RF Owen                                                       21 December 2001                -
BS Rush                                                       21 December 2001         27 March 2002
RL Peterson                                                   21 December 2001                -
WP Bowers, alternate director to RA Symons                    21 December 2001                -
JW Holden, alternate director to RF Owen                      21 December 2001                -
GE Klappa, alternate director to ME Fletcher                  21 December 2001                -
RL Klingensmith                                               21 December 2001                -
SA Underwood                                                  6 September 2001         20 December 2001
Alnery Incorporations No. 1 Limited                           9 August 2001            6 September 2001
Alnery Incorporations No. 2 Limited                           9 August 2001            6 September 2001

Subsequent to the year end, on 18 April 2002, WP Bowers and GE Klappa resigned as directors, CJ Edwards was appointed as an alternate director to ME Fletcher, FD Kuester was appointed as a director, and RJ Pershing was appointed as an alternate director to FD Kuester.

During and at the end of the financial year, no director was materially interested in any contract of significance in relation to the Group's business other than service contracts. At 31 March 2002, no director had a beneficial interest in any of the Group companies.

For the year ended 31 March 2002

SUBSEQUENT EVENT
Subsequent to the year end, the Group effectively restructured its interest rate swaps and certain of its cross currency swaps. Further detail is given in note 29.

AUDITORS
Arthur Andersen will not be seeking re-appointment as auditors for the forthcoming year. A resolution to appoint a successor will be proposed at the Annual General Meeting.

By Order of the Board,



RA Symons
Chief Executive

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED
Avonbank
Feeder Road
Bristol BS2 0TB

31 May 2002

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and Group and of the profit or loss of the Group for that year. In preparing those financial statements, the directors are required to:

-    select suitable accounting policies and then apply them consistently;

-    make judgments and estimates that are reasonable and prudent;

- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The directors confirm that the financial statements comply with the above requirements.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and Group and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

INDEPENDENT AUDITORS' REPORT
TO THE SHAREHOLDERS OF WESTERN POWER DISTRIBUTION HOLDINGS LIMITED

We have audited the financial statements of Western Power Distribution Holdings Limited for the year ended 31 March 2002 which comprise the Profit and loss account, Balance sheets, Cash flow statement, Statement of total recognised gains and losses and the related notes numbered 1 to 30. These financial statements have been prepared under the accounting policies set out therein.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
The directors' responsibilities for preparing the annual report and the financial statements in accordance with applicable law and United Kingdom Accounting Standards are set out in the Statement of directors' responsibilities. Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors' report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the Company and other members of the Group is not disclosed.

We read the Directors' report and consider the implications for our report if we become aware of any apparent misstatements within it.

BASIS OF OPINION
We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of the Company and of the Group, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION
In our opinion the financial statements give a true and fair view of the state of affairs of the Company and of the Group at 31 March 2002 and of the Group's profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

ARTHUR ANDERSEN
Chartered Accountants and Registered Auditors
1 The Square
Temple Quay
Bristol  BS1 6DG

31 May 2002

GROUP PROFIT AND LOSS ACCOUNT
For the year ended 31 March 2002

                                                                              2002                    2001
                                                                                             (As restated)
                                                                NOTE        (POUND)m              (pound)m
----------------------------------------------------------------------------------------------------------

TURNOVER - CONTINUING OPERATIONS                                  2           399.2                 243.6

Operating expenses                                                3          (220.2)               (147.8)
Other operating income -
 gain on disposal of contract for differences                     2            29.4                      -
----------------------------------------------------------------------------------------------------------
OPERATING PROFIT - CONTINUING OPERATIONS                                      208.4                  95.8

Income from fixed asset investments and associated
 undertakings                                                     2             7.7                   2.9
Profit on sale of properties in continuing operations                           8.2                      -
Gain on liquidation of subsidiaries                               2             -                    23.8
Deferred contingent consideration on disposal of subsidiaries     2             -                    15.5
Deferred contingent gain on disposal of the electricity supply
 activity                                                                       -                     2.1
Amounts written off investments                                   2           (53.1)                     -
----------------------------------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES BEFORE FINANCE CHARGES AND TAX      2           171.2                 140.1

Finance charges (net)                                             6           (93.2)                (49.4)
----------------------------------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAX                                       78.0                  90.7

Tax on profit on ordinary activities                              7           (19.7)                (26.4)
----------------------------------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES AFTER TAX, BEING PROFIT FOR
 THE FINANCIAL YEAR                                                            58.3                  64.3

Dividends on equity shares                                        8          (140.7)                     -
----------------------------------------------------------------------------------------------------------

TRANSFER (FROM)/TO RESERVES                                       22          (82.4)                 64.3

----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of this Group profit and loss account.

BALANCE SHEETS
31 March 2002

                                                                              GROUP                 COMPANY
                                                                      2002             2001            2002
                                                                              (As restated)
                                                           NOTE   (POUND)m         (POUND)m        (POUND)m
-----------------------------------------------------------------------------------------------------------
FIXED ASSETS
Intangible assets - goodwill                                11       136.8            146.6               -
Tangible assets                                             12     1,822.1          1,793.2               -
Investments                                                 13         1.9             55.2           353.2
-----------------------------------------------------------------------------------------------------------
                                                                   1,960.8          1,995.0           353.2
CURRENT ASSETS
Stocks                                                                 5.2              9.3               -
Debtors                                                     16       168.9            159.6               -
Investments                                                 17       115.0            574.9               -
Cash at bank                                                           9.2              4.4               -
-----------------------------------------------------------------------------------------------------------
                                                                     298.3            748.2               -
CREDITORS
Amounts falling due within one year                         18      (495.2)          (852.6)              -
-----------------------------------------------------------------------------------------------------------

NET CURRENT LIABILITIES                                             (196.9)          (104.4)              -
-----------------------------------------------------------------------------------------------------------

TOTAL ASSETS LESS CURRENT LIABILITIES                              1,763.9          1,890.6           353.2

CREDITORS
Amounts falling due after more than one year                18    (1,029.3)        (1,073.5)              -

PROVISIONS FOR LIABILITIES AND CHARGES                      20      (218.0)          (218.1)              -

-----------------------------------------------------------------------------------------------------------

NET ASSETS                                                   2       516.6            599.0           353.2

-----------------------------------------------------------------------------------------------------------

CAPITAL AND RESERVES
Called-up share capital                                     21        24.9             24.9            24.9
Share premium account                                       22       328.3            328.3           328.3
Other reserves                                              22       142.3            142.3               -
Profit and loss account                                     22        21.1            103.5               -

-----------------------------------------------------------------------------------------------------------

EQUITY SHAREHOLDERS' FUNDS                                           516.6            599.0           353.2

-----------------------------------------------------------------------------------------------------------

The financial statements on pages 10 to 38 were approved by the Board of Directors on 31 May 2002 and signed on its behalf by:


R A Symons                                       D C S Oosthuizen
Chief Executive                                  Finance Director

The accompanying notes are an integral part of these balance sheets.

GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
For the year ended 31 March 2002

                                                                                 2002                  2001
                                                                                              (As restated)
                                                                             (POUND)m              (pound)m
-----------------------------------------------------------------------------------------------------------
Profit for the financial year                                                    58.3                  64.3

Prior year adjustment for implementation of FRS19 Deferred Tax (Note 1)         (78.9)
--------------------------------------------------------------------------------------

Total gains and losses recognised since last financial statements               (20.6)
--------------------------------------------------------------------------------------




RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS
For the year ended 31 March 2002

                                                                                 2002                  2001
                                                                                              (As restated)
                                                                             (POUND)m              (pound)m
-----------------------------------------------------------------------------------------------------------

Profit for the financial year                                                    58.3                  64.3
Dividends                                                                      (140.7)                    -
-----------------------------------------------------------------------------------------------------------

Net (reduction)/addition in shareholders' funds                                 (82.4)                 64.3

Opening equity shareholders' funds
 (as adjusted for implementation of FRS19 Deferred Tax - Note 1)                599.0                 534.7

-----------------------------------------------------------------------------------------------------------
Closing equity shareholders' funds                                              516.6                 599.0
-----------------------------------------------------------------------------------------------------------


The opening shareholders' funds at 1 April 2001 were originally (pound)677.9m before a prior year adjustment of (pound)78.9m (Note 1).

GROUP STATEMENT OF CASH FLOWS
For the year ended 31 March 2002
                                                                           2002                        2001
                                                 NOTE      (POUND)m    (POUND)m    (pound)m        (pound)m
-----------------------------------------------------------------------------------------------------------
NET CASH INFLOW FROM OPERATING ACTIVITIES         23                      245.8                       122.9

RETURNS ON INVESTMENTS AND SERVICING OF
 FINANCE
Interest received                                               6.4                      6.8
Interest paid                                                (103.2)                   (60.7)
Dividends received and other investment income                  7.9                      4.4
                                                             ------                    -----

Net cash outflow from returns on investments
 and servicing of finance                                                 (88.9)                      (49.5)

UK CORPORATION TAX PAID                                                   (18.6)                      (17.0)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                            (144.9)                   (99.3)
Consumers' contributions received                              26.7                     14.8
Sale of tangible fixed assets                                  12.7                      0.2
Sale of fixed asset investments                                   -                    163.8
Net repayment/(issue) of loan to affiliate                    347.0                   (439.6)
Loan to WPD South Wales (prior to acquisition)                    -                   (153.7)
                                                             ------                    -----

Net cash inflow/(outflow) from capital expenditure
 and financial investment                                                 241.5                      (513.8)

ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertaking                             (3.0)                   301.8
Net cash acquired with subsidiary undertaking                   0.1                     (1.1)
Consideration received in respect of disposals
 made in previous years                                        15.5                       -
                                                             ------                    -----

Net cash inflow from acquisitions and disposals                            12.6                       300.7

EQUITY DIVIDENDS PAID                                                    (140.7)                          -
                                                                         ------                      ------

CASH INFLOW/(OUTFLOW) BEFORE USE OF LIQUID RESOURCES
 AND FINANCING                                                            251.7                      (156.7)

MANAGEMENT OF LIQUID RESOURCES
Net decrease/(increase) in deposits                           125.1                    (93.6)
Net (purchase)/sale of government securities                   (0.2)                     2.5
                                                             ------                    -----
Net cash inflow/(outflow) from management of
 liquid resources                                                         124.9                       (91.1)

FINANCING
Net (repayment)/receipt of parent company loans              (150.0)                   150.0
Net (decrease)/increase in short-term loans                   (94.0)                   101.9
Loan repayments                                              (127.2)                     -
Net repayment of other amounts borrowed                        (0.6)                    (1.6)
                                                             ------                    -----
Net cash (outflow)/inflow from financing                                 (371.8)                      250.3
-----------------------------------------------------------------------------------------------------------

INCREASE IN CASH IN THE YEAR                      25                        4.8                         2.5

-----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of this Group statement of cash flows.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

1.   ACCOUNTING POLICIES

The principal accounting policies are summarised below. They have all been applied consistently throughout the year and the preceding year with the exception of the adoption of the policy for deferred tax as detailed in the next paragraph.

RESTATEMENT OF PRIOR YEARS
Following the introduction of Financial Reporting Statement 19 ("FRS19"), the Group now makes full provision for deferred tax on most timing differences which arise between its taxable profits and results as stated in the financial statements. The full amount of the provision is discounted using a discount rate similar to the current post tax rates of return on UK treasury gilts. The change in accounting policy as a result of the introduction of FRS19 has necessitated a restatement of prior years. The impact is to increase the deferred tax provision, increase goodwill amortisation, and reduce profit and loss account reserves by (pound)78.9m at 31 March 2001. The deferred tax charge in the profit and loss account for the year ended 31 March 2001 was increased by (pound)4.1m and goodwill amortisation was increased by (pound)0.1m. Accordingly, the results for prior periods have been restated by these amounts. A revision of (pound)51.9m has also been made to the provisional fair values on acquisition (Note 15).

BASIS OF PREPARATION
The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

BASIS OF CONSOLIDATION
These financial statements are the result of the consolidation of the financial statements of the Company and its subsidiary undertakings drawn up for the year ended 31 March 2002. The results of subsidiary undertakings acquired or sold are consolidated for the periods from or to the date on which control passed. Acquisitions are accounted for under the acquisition method.

On 11 September 2001, Western Power Distribution Holdings Limited became the parent company of the WPD Holdings UK group through a share for share exchange with WPD Holdings UK's owners, Mirant and PPL. The group reconstruction has been accounted for using the merger principles set out in FRS6. Accordingly, the financial information for the current period has been presented as if WPD Holdings UK had been owned by Western Power Distribution Holdings Limited throughout the current and comparative accounting period.

GOODWILL
Goodwill arising on the acquisition of subsidiary undertakings and businesses, representing any excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired, is capitalised and written off on a straight line basis over its useful economic life. Provision is made for any impairment.

Negative goodwill is similarly included in the balance sheet and is credited to the profit and loss account in the periods in which the acquired non-monetary assets are recovered through depreciation or sale. Negative goodwill in excess of the fair values of the non-monetary assets acquired is credited to the profit and loss account in periods expected to benefit.

Goodwill arising on acquisitions in the year ended 31 March 1998 and earlier periods was taken to reserves in accordance with the accounting standard then in force. As permitted by the current accounting standard the goodwill previously taken to reserves has not been reinstated in the balance sheet. On disposal or closure of a previously acquired business, the attributable amount of goodwill previously taken to reserves is included in determining the profit or loss on disposal.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

1.   ACCOUNTING POLICIES (CONTINUED)

TURNOVER
Turnover is stated net of value added tax. Sales relating to electricity distributed during the year includes an estimate of the sales value of units distributed to customers but not billed by the period end. Other sales relate to the invoice value of other goods and services provided.

IT CONSULTANCY AND DEVELOPMENT COSTS
Significant IT consultancy and development costs are capitalised when tangible benefits accrue, and amortised over their estimated useful economic life from the date of first use. Other IT consultancy and development costs are charged to the profit and loss account in the period in which they are incurred.

LEASES
Rentals for operating leases are charged to the profit and loss account in equal annual amounts over the period of the lease.

RESEARCH
Expenditure on research is written off to the profit and loss account in the period in which it is incurred.

PENSION COSTS
The Group operates three pension schemes. Contributions to defined contribution pension schemes are charged to the profit and loss account or capital expenditure as they become payable in accordance with the rules of the schemes. Contributions to defined benefit pension schemes are charged to the profit and loss account or capital expenditure so as to spread the cost of pensions over employees' working lives with the Group. Differences between amounts charged to the profit and loss account or capital expenditure and amounts funded are shown as either accruals or prepayments in the balance sheet. Any capital cost of ex gratia and supplementary pensions is charged to the profit and loss account in the period in which they are granted.

TANGIBLE FIXED ASSETS
Tangible fixed assets are stated at cost less any provision for impairment less amounts provided to write off the cost less anticipated residual value of the assets over their useful economic lives, which are as follows:

                                                             Years
Generation assets                                            15-40
Distribution assets                                        Up to 40
Buildings  -  freehold                                     Up to 60
           -  leasehold                        Lower of lease period or 60 years
Fixtures and equipment                                     Up to 20
Vehicles and mobile plant                                  Up to 10

Depreciation on distribution network assets is charged at 3% for 20 years followed by 2% for the remaining 20 years. Other assets are depreciated on a straight line basis. Customers' contributions towards distribution network assets, which include capital grants, are credited to the profit and loss account over the life of the distribution network assets to which they relate. The unamortised amount of such contributions is shown as a deduction from fixed assets. This is a departure from the Companies Act 1985 requirements which require fixed assets to be included at their purchase price or production cost and hence the unamortised amount of contributions would be presented as deferred income. However, contributions relate directly to the cost of fixed assets used in the distribution network and it is the opinion of the directors that the treatment adopted is necessary to give a true and fair view. The value of contributions is shown in Note 12.

The carrying values of tangible fixed assets are reviewed for impairment if events or changes in circumstances indicate the carrying value may not be recoverable.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

1.   ACCOUNTING POLICIES (CONTINUED)

FINANCE COSTS
Finance costs of debt are recognised in the profit and loss account over the term of such instruments at a constant rate on the carrying amount.

DERIVATIVE FINANCIAL INSTRUMENTS
Derivative financial instruments are used by the Group for the management of foreign currency and interest rate exposures. The Group only uses derivatives for hedging purposes. Gains and losses on foreign currency hedges are recognised as an adjustment to the carrying amount when the hedged transaction occurs. Interest rate differentials are reflected as an adjustment to interest expense as they accrue.

FOREIGN CURRENCY
Monetary liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date and any gain or loss arising from a change in exchange rates is included as an exchange gain or loss in the profit and loss account. Where swaps convert a liability from another currency to sterling, as in the case of long term debt, the liability is accounted for in sterling at the exchange rate fixed by the swap.

TAXATION
The charge for ordinary taxation takes into account the full provision for deferred tax, using the approach set out in FRS19 "Deferred Tax", in respect of timing differences on a discounted basis. Previously the provision for deferred tax was accounted for on the partial provisioning basis required by Statement of Standard Accounting Practice ("SSAP") 15. The comparative figures in the primary statements and notes have been restated to reflect the new policy.

Current tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the Group's taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognised in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is not recognised when fixed assets are revalued unless by the balance sheet date there is a binding agreement to sell the revalued asset and the gain or loss expected to arise on sale has been recognised in the financial statements. Neither is deferred tax recognised when fixed assets are sold and it is more likely than not that the taxable gain will be rolled over, being charged to tax only if and when the replacement assets are sold.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a discounted basis to reflect the time value of money over the period between the balance sheet date and the dates on which it is estimated that the underlying timing differences will reverse. The discount rates used reflect the post-tax yields to maturity that can be obtained on Government bonds with similar maturity dates and currencies to those of the deferred tax assets or liabilities.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

1.   ACCOUNTING POLICIES (CONTINUED)

PROPERTY
Properties surplus to operational requirements are stated at the lower of cost and net realisable value. Profits are recognised when properties are sold. Sales are accounted for when there is an unconditional exchange of contracts.

INVESTMENTS
Investment income is included in the financial statements of the period in respect of which it is receivable. Fixed asset investments are stated at cost less any provisions for impairment. Current asset investments are valued at the lower of cost and net realisable value.

STOCKS
Stocks, which consist of raw materials and consumables, are valued at the lower of cost and net realisable value which takes account of any provision necessary to recognise damage and obsolescence.

2.   SEGMENTAL ANALYSIS

Distribution involves the delivery of electricity across the Group's distribution network.

                                                                  PROFIT BEFORE
                                                 TURNOVER        FINANCE CHARGES          NET ASSETS
                                                                      & TAX
                                             2002       2001     2002       2001      2002           2001
                                                                     (As restated)          (As restated)
                                         (POUND)m   (pound)m (POUND)m   (pound)m  (POUND)m      (pound)m
---------------------------------------------------------------------------------------------------------
Continuing operations:
    Electricity distribution South West     213.2      211.6     97.7       74.5    1,044.0       1,052.3
    Electricity distribution South Wales    161.4        5.7     68.7        2.2      623.8         617.1
    Other activities                         37.7       32.2     13.2       19.5      173.0         522.9
    Gain on disposal of contract for
    differences (Note 4(a))                                      29.4        -
    Less intra Group trading                (13.1)      (5.9)    (0.6)      (0.4)
                                                                -----      -----
Operating profit                                                208.4       95.8
Income from associated undertakings                               0.1        -
Income/(loss) from fixed asset
 investments:
    Teesside Power Limited                                        6.1        4.0
    Other                                                         1.5       (1.1)
Profit on sale of properties in
 continuing operations                                            8.2        -
Gain on liquidation of subsidiaries
 (Note 4(b))                                                      -         23.8
Deferred contingent consideration on
 disposal of subsidiaries (Note 4(c))                             -         15.5
Deferred contingent gain on disposal of
 electricity supply activity                                      -          2.1
Amounts written off investments
 (Note 4(d))                                                    (53.1)       -
Net debt (Note 25)                                                                 (1,324.2)     (1,593.3)
---------------------------------------------------------------------------------------------------------
                                            399.2      243.6    171.2      140.1      516.6         599.0

---------------------------------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

2.   SEGMENTAL ANALYSIS (CONTINUED)

Turnover is all in respect of sales to customers in the United Kingdom. Turnover and costs are allocated directly to the activity to which they relate wherever possible; however, because of the integrated nature of the Group's activities, it is necessary to apportion or recharge certain costs between activities.

3.   OPERATING EXPENSES

The directors consider that the nature of the business is such that the analysis of expenses shown in the profit and loss account is more informative than that set out in the formats specified by the Companies Act 1985.

                                                               2002                                2001
                                                                                          (As restated)
                                                           (POUND)m                            (pound)m
-------------------------------------------------------------------------------------------------------

Cost of sales                                                  37.9                                22.4
Network expenses                                              139.1                               105.8
Other operating expenses                                       43.2                                19.6
-------------------------------------------------------------------------------------------------------

                                                              220.2                               147.8

-------------------------------------------------------------------------------------------------------

Other operating expenses include customer service, billing marketing activities, and administration.

4.   EXCEPTIONAL ITEMS

(a) In September 2000, WPD Limited, an affiliate of the Group, acquired the share capital of Hyder plc. Subsequent to the acquisition, Hyder's electricity distribution business, WPD South Wales plc, was transferred to the Company's immediate subsidiary, WPD Holdings UK, and substantially all of Hyder's other subsidiaries and fixed asset investments were sold. As part of this disposal programme, Dwr Cymru Cyfyngedig ("DCC"), a water supply and sewerage services company, was sold on 11 May 2001 to Glas Cymru (Securities) Cyfyngedig ("Glas"), a company limited by guarantee operating on a not-for-profit basis. Glas was established for the purpose of acquiring and owning DCC and has no relationship with the Group.

Prior to the sale, service contracts, running for a fixed term of four years to 31 March 2005 and covering DCC's operations and maintenance, customer services and IT, were competitively tendered, and DCC was the subject of a financial restructuring. To allow the restructuring to proceed before the outsourcing was complete, DCC's operating costs were fixed by means of a contract for differences ("CfD") between WPD Finance Limited, an indirect subsidiary of the Company, and DCC.

Under the terms of the CfD, WPD Finance Limited receives annual difference payments from DCC to the extent that DCC's operation and maintenance costs, customer services costs, and IT costs for providing water and sewerage services are below a specified fixed amount. DCC receives annual difference payments from WPD Finance Limited if costs are above the fixed amount.

On 1 October 2001, the CfD was sold for consideration of (pound)29.7m realising a gain of (pound)29.4m.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

4.   EXCEPTIONAL ITEMS (CONTINUED)

(b) A gain of (pound)23.8m was recorded in 2001 as a result of the liquidation of two subsidiaries. These subsidiaries held US dollar investments in indirect subsidiaries of Mirant and PPL, the two US owners of the Company. The gain recorded in the UK was offset by losses recorded in the US by the two owners.

(c) In October 1996, WPD South West sold three subsidiaries to a third party for a nominal price. Contingent consideration of (pound)15.5m was due subject to the resolution of certain issues. These were resolved in February 2001 and the consideration (plus interest) was recognised at that point. Payment was received from the third party in April 2001.

(d) On 2 December 2001, Enron filed for bankruptcy in the US. The Group owns a 15.4% interest in Teesside Power Limited ("Teesside"), owner of a 1,925MW natural gas-fired, combined-cycle plant. Enron participates in Teesside through its European affiliates as an owner, an operator and a power purchaser of the project. Failure by Enron to perform on its obligations related to Teesside has created significant risk as to the ongoing viability of the project at current investment levels. In the December 2001 quarter, the Group provided against the full carrying value ((pound)53.1m) of its equity investment in Teesside. This is partly offset by the write back of a consortium tax liability ((pound)12.3m) relating to Teesside which is now anticipated will not be payable.


5. OPERATING PROFIT

                                                                    2002                     2001
                                                                (POUND)m                 (pound)m
-------------------------------------------------------------------------------------------------
Operating profit is stated after charging:

Depreciation                                                        77.2                     58.8
Amortisation of goodwill                                             7.2                      0.3
Operating lease rentals:
    Plant, machinery and equipment                                   2.8                      3.9
    Other                                                            0.7                      0.5
Research and development                                             0.4                      0.3
Auditors' remuneration:
    Audit fees and expenses                                          0.2                      0.1
    Other fees and expenses                                            -                        -

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002


6. FINANCE CHARGES (NET)
                                                                     2002                            2001
                                                                 (POUND)m                        (pound)m
---------------------------------------------------------------------------------------------------------
Interest payable and similar charges:
    On bank loans and overdrafts                                     22.7                            26.1
    Derivative restructuring costs                                    -                               1.4
    On loans from affiliated companies                                1.1                             8.8
    Other                                                            84.7                            35.6
---------------------------------------------------------------------------------------------------------

                                                                    108.5                            71.9
Interest receivable:
    On loans to affiliated companies                                 (9.1)                          (17.5)
    On deferred contingent consideration (Note 4(c))                  -                              (3.5)
    Other                                                            (6.2)                           (1.5)
---------------------------------------------------------------------------------------------------------

                                                                     93.2                            49.4
---------------------------------------------------------------------------------------------------------


7. TAX ON PROFIT ON ORDINARY ACTIVITIES

(a) Analysis of charge in the year
                                                                     2002                            2001
                                                                                            (As restated)
                                                                 (POUND)m                        (pound)m
---------------------------------------------------------------------------------------------------------

Current tax:
    UK corporation tax on profits for the year                       23.5                            22.1
    Adjustment to current tax in respect of previous years            0.1                            (1.5)
    Release of consortium tax in respect of previous years          (12.3)                              -
---------------------------------------------------------------------------------------------------------

Total current tax (Note 7(b))                                        11.3                            20.6

Deferred tax:
    Origination and reversal of timing differences                   12.7                             8.3
    Increase in discount                                             (4.3)                           (2.5)
---------------------------------------------------------------------------------------------------------

Total deferred tax (Note 20)                                          8.4                             5.8

---------------------------------------------------------------------------------------------------------

Tax on profit on ordinary activities                                 19.7                            26.4

---------------------------------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

7.      TAX ON PROFIT ON ORDINARY ACTIVITIES (CONTINUED)

(b) Factors affecting tax charge for the year

The tax assessed for the year is lower than the standard rate of corporation tax in the UK (30%). The differences are explained below:

                                                                     2002                            2001
                                                                 (POUND)m                        (pound)m
---------------------------------------------------------------------------------------------------------

Profit on ordinary activities before tax                             78.0                            90.7

---------------------------------------------------------------------------------------------------------

Profit on ordinary activities multiplied by standard rate of
    corporation tax in the UK of 30%                                 23.4                            27.2

Effects of:
    Expenses not deductible and income not taxable for tax
       purposes                                                      (0.5)                           (5.9)
    Capital allowances for the year in excess of depreciation       (11.4)                          (10.4)
    Other timing differences                                         (1.3)                            2.2
    Adjustments to tax charge in respect of previous years            0.1                            (1.5)
    Write off of investment                                           7.8                               -
    Consortium creditor written back                                (12.3)                              -
    Fair value adjustments                                           14.3                             8.4
    Utilisation of tax losses                                        (8.8)                            0.6
---------------------------------------------------------------------------------------------------------

Current tax charge for the year (Note 7(a))                          11.3                            20.6

---------------------------------------------------------------------------------------------------------

FRS19 "Deferred tax" (Note 1), issued on 7 December 2000, requires full provision to be made for deferred tax assets and liabilities, subject to certain exceptions. Previously deferred tax was provided for in respect of timing differences to the extent that it was probable that a liability would crystallise in the foreseeable future. FRS19 has been applied in preparing the 31 March 2002 financial statements and comparative figures have been restated in the Group profit and loss account, the balance sheet and notes.

The effect of the change in accounting policy on profit retained for the year ended 31 March 2001 has been to increase the charge for deferred tax and the goodwill amortisation relating to the Hyder Industrial Group acquisition.

(c) Factors that may affect future tax charges

Based on current capital investment plans, the Group expects to continue to be able to claim capital allowances in excess of depreciation in future years.


8.   DIVIDENDS

                                                                     2002                            2001
                                                                 (POUND)m                        (pound)m
---------------------------------------------------------------------------------------------------------

Equity dividends on ordinary shares                                 140.7                               -

---------------------------------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002


9. EMPLOYEE COSTS AND NUMBERS (INCLUDING EXECUTIVE DIRECTORS)

(a)  Employee costs
                                                                     2002                            2001
                                                                 (POUND)M                        (pound)m
---------------------------------------------------------------------------------------------------------

Wages and salaries                                                   72.1                            45.0
Social security costs                                                 6.3                             3.8
Pension costs                                                        (0.3)                            1.8
---------------------------------------------------------------------------------------------------------

Total employee costs                                                 78.1                            50.6

Less allocated to capital expenditure                               (36.1)                          (22.5)

---------------------------------------------------------------------------------------------------------
Charged to the profit and loss account                               42.0                            28.1

---------------------------------------------------------------------------------------------------------


(b) The average monthly number of employees during the year was:     2002                            2001
                                                                   NUMBER                          Number
---------------------------------------------------------------------------------------------------------

Electricity distribution                                            2,529                           1,645
Other activities                                                      162                             112
---------------------------------------------------------------------------------------------------------

                                                                    2,691                           1,757


10. DIRECTORS' EMOLUMENTS                                            2002                            2001
                                                               (POUND)000                      (pound)000
---------------------------------------------------------------------------------------------------------
The combined emoluments of the directors comprised:
    Base salary (note ii)                                             418                             386
    Performance dependent bonus (note iii)                            801                           1,656
 ---------------------------------------------------------------------------------------------------------

                                                                    1,219                           2,042

---------------------------------------------------------------------------------------------------------

The emoluments of the highest paid director comprised:
    Base salary (note ii)                                             158                             143
    Performance dependent bonus (note iii)                            351                             774
---------------------------------------------------------------------------------------------------------

                                                                      509                             917

---------------------------------------------------------------------------------------------------------

(i) Emoluments include those for services to the Hyder Limited group.
(ii) Base salary for directors also includes benefits in kind.

(iii) The bonus amounts include values relating to the acquisition of Hyder in September 2000, together with the subsequent restructuring of the Hyder group including the securitisation and sale of Welsh Water. The amount of the annual bonus is based on the Group's financial performance, improvements in the reliability of the electricity network (reduction in minutes customers are off supply), customer satisfaction, and other factors. An element of the prior year bonus was estimated in 2001 and has been adjusted above to the actual figures.
(iv)The three executive directors are members of the Electricity Supply Pension Scheme (Note 27). At 31 March 2002, the highest paid director had accrued annual pension benefits of (pound)68,583 (2001: (pound)50,469).

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

11. INTANGIBLE FIXED ASSETS

GROUP                                                                                            Goodwill
                                                                                                 (pound)m
---------------------------------------------------------------------------------------------------------
COST
At 1 April 2001 - as previously stated                                                               95.0
Prior year adjustment for FRS19 (Note 1)                                                             51.9
---------------------------------------------------------------------------------------------------------

At 1 April 2001 - as restated                                                                       146.9
Additions (Note 14)                                                                                   0.4
Revision to provisional fair values (Note 15)                                                        (3.0)
---------------------------------------------------------------------------------------------------------

At 31 March 2002                                                                                    144.3

---------------------------------------------------------------------------------------------------------

AMORTISATION
At 1 April 2001 - as previously stated                                                               (0.2)
Prior year adjustment for FRS19 (Note 1)                                                             (0.1)
---------------------------------------------------------------------------------------------------------

At 1 April 2001 - as restated                                                                        (0.3)
Amortisation for the year                                                                            (7.2)
---------------------------------------------------------------------------------------------------------

At 31 March 2002                                                                                     (7.5)

---------------------------------------------------------------------------------------------------------

NET BOOK VALUE AT 31 MARCH 2002                                                                     136.8

---------------------------------------------------------------------------------------------------------

Net book value at 31 March 2001 - as restated                                                       146.6

---------------------------------------------------------------------------------------------------------

Goodwill arising on the acquisition of Hyder Industrial Group Limited (Note 15) is being amortised evenly over its estimated useful economic life of 20 years.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

12.  TANGIBLE FIXED ASSETS

                                                            Non-network                 Vehicles          Deduct:
GROUP                                      Distribution          land &   Fixtures &    & mobile       customers'      Total
                             Generation         network       buildings    equipment       plant    contributions
                               (pound)m        (pound)m        (pound)m     (pound)m    (pound)m         (pound)m     (pound)m
------------------------------------------------------------------------------------------------------------------------------

COST
At 1 April 2001                     0.6         2,111.6            36.6         83.0        20.1           (185.6)     2,066.3
Additions                             -           124.4             3.0         16.8         2.1            (26.7)       119.6
Revision to provisional
      fair values                     -               -            (0.8)        (0.4)          -                -         (1.2)
Disposals                             -           (13.4)           (6.7)       (14.9)       (0.8)             0.2        (35.6)
------------------------------------------------------------------------------------------------------------------------------

At 31 March 2002                    0.6         2,222.6            32.1         84.5        21.4           (212.1)     2,149.1

------------------------------------------------------------------------------------------------------------------------------
DEPRECIATION
At 1 April 2001                     0.2           229.4             2.5         38.5         6.9             (4.4)       273.1
Charge for the year                   -            72.7             0.5          9.8         2.8             (7.1)        78.7
Disposals                             -           (12.3)           (0.6)       (11.6)       (0.5)             0.2        (24.8)
------------------------------------------------------------------------------------------------------------------------------

At 31 March 2002                    0.2           289.8             2.4         36.7         9.2            (11.3)       327.0


------------------------------------------------------------------------------------------------------------------------------
NET BOOK VALUE

AT 31 MARCH 2002                    0.4         1,932.8            29.7         47.8        12.2           (200.8)     1,822.1

------------------------------------------------------------------------------------------------------------------------------

At 1 April 2001                     0.4         1,882.2            34.1         44.5        13.2           (181.2)     1,793.2
------------------------------------------------------------------------------------------------------------------------------

The net book value of land and buildings comprises :

                                  Non-network             Network                   Total
                              land and buildings    land and buildings       land and buildings
                                   2002      2001       2002      2001          2002       2001
                               (POUND)m  (pound)m   (POUND)m  (pound)m      (POUND)m   (pound)m
-----------------------------------------------------------------------------------------------

Freehold                           26.0      33.1       95.8      90.1         121.8      123.2
Long leasehold                      3.4       0.7          -         -           3.4        0.7
Short leasehold                     0.3       0.3        0.5       0.3           0.8        0.6
-----------------------------------------------------------------------------------------------

                                   29.7      34.1       96.3      90.4         126.0      124.5

-----------------------------------------------------------------------------------------------

Included within the Group's fixed assets are assets in the course of construction amounting at 31 March 2002 to(pound)16.1m (2001:(pound)67.6m) and land at a cost of(pound)18.3m (2001:(pound)17.4m).

COMPANY
The Company had no tangible fixed assets at 31 March 2002.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

13.  FIXED ASSET INVESTMENTS

                                                                   GROUP                        COMPANY
                                                                                              Shares in
                                                                                                  Group
                                                Associated      Unlisted                        under -
                                              Undertakings   investments          Total           under
                                                                                                takings
                                                  (pound)m       (pound)m      (pound)m        (pound)m
-------------------------------------------------------------------------------------------------------
COST
At 1 April 2001                                        2.0           53.2          55.2               -
Additions                                              -              -             -             353.2
Share of loss retained by associated
 undertakings                                         (0.2)           -            (0.2)              -
-------------------------------------------------------------------------------------------------------

At 31 March 2002                                       1.8           53.2          55.0           353.2

-------------------------------------------------------------------------------------------------------

AMOUNTS WRITTEN OFF
At 1 April 2001                                        -              -             -                 -
Written off (Note 4(d))                                -             53.1          53.1               -
-------------------------------------------------------------------------------------------------------

At 31 March 2002                                       -             53.1          53.1               -

-------------------------------------------------------------------------------------------------------

NET BOOK VALUE                                         1.8            0.1           1.9           353.2

-------------------------------------------------------------------------------------------------------

The principal subsidiaries, associated undertakings and unlisted investments at 31 March 2002 are:

NAME                                                  PRINCIPAL ACTIVITY                     PROPORTION
                                                                                                      %
SUBSIDIARY UNDERTAKINGS
WPD 1957 Limited                                      Investment company                            100
WPD Holdings UK                                       Investment company                            100
WPD 1975 Limited                                      Investment company                            100
WPD Holdings Limited                                  Investment company                            100
SIUK Finance                                          Investment company                            100
SIUK Investments                                      Investment company                            100
SIUK plc                                              Investment company                            100
Western Power Distribution (South West) plc           Electricity distribution                      100
Surf Telecoms Limited                                 Telecommunications                            100
Western Power Generation Limited                      Power generation                              100
Western Power Investments Limited                     Investment in power generation                100
WPD Property Investments Limited *                    Property management                           100
WPD Property Developments Limited *                   Property development                          100
Aztec Insurance Limited ^                             Insurance                                     100
WPD Insurance Limited ^                               Insurance                                     100
Brecon Insurance Company Limited ^                    Insurance                                     100
SIUK Capital Trust I +                                Financing                                     100
South Western Helicopters Limited *                   Helicopter operator                           100
WPD Investments Limited *                             Investment company                            100
Meter Reading Services Limited *                      Data collection                               100
WPD Finance Limited *                                 Investment company                            100
Hyder Industrial Group Limited                        Investment company                            100


                                       25


NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

13.  FIXED ASSET INVESTMENTS (CONTINUED)

NAME                                               PRINCIPAL ACTIVITY                            PROPORTION
                                                                                                          %
SUBSIDIARY UNDERTAKINGS (CONTINUED)
Western Power Distribution (South Wales) plc       Electricity distribution                             100
Hyder Utilities (Operations) Limited               Services                                             100
South Wales TPL Investments Limited                Investment in power generation                       100
Temple Back Developments Limited                   Property development                                 100
Weston Super Mare Developments Limited             Property development                                 100

ASSOCIATED UNDERTAKINGS
Wind Resources Limited                             Investment in generation projects                     45
Carland Cross Limited                              Power generation                                      45
Coal Clough Limited                                Power generation                                      45

UNLISTED INVESTMENTS
Teesside Power Limited                             Power generation                                      15

^ Incorporated in Guernsey.
+ Incorporated in the United States.
All undertakings are registered in England and Wales unless stated.

With the exception of SIUK Capital Trust, all holdings are in ordinary shares. The SIUK Capital Trust holding is in common securities.

The financial year end for the subsidiary undertakings marked * is 31 December; their results are included to 31 March based on management accounts. The year end of the ultimate parent company is 31 December; the other subsidiary undertakings listed above have a 31 March year end for regulatory and other reasons.

Except for WPD Holdings UK, WPD 1957 Limited and WPD 1975 Limited, all shares are held by subsidiary undertakings.

14.  ACQUISITION

In December 2001, the Group acquired the entire issued share capital of Brecon Insurance Company Limited for cash consideration of (pound)3.0m. The acquisition method of accounting has been adopted and the goodwill on the purchase has been capitalised and is being amortised over 20 years. Details of the transaction are shown below:

                                                        Provisional fair values
                                                                       (pound)m
--------------------------------------------------------------------------------
Other debtors                                                               4.2
Current asset investments                                                  12.0
Cash                                                                        0.1
Other creditors                                                           (13.7)
--------------------------------------------------------------------------------
NET ASSETS                                                                  2.6
Goodwill arising on acquisition                                             0.4
--------------------------------------------------------------------------------

Purchase consideration                                                      3.0

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

15.  REVISION TO PROVISIONAL FAIR VALUES OF HYDER INDUSTRIAL GROUP LIMITED

On 16 March 2001, the Group acquired Hyder Industrial Group Limited ("HIG"). As set out in the March 2001 financial statements of WPD Holdings UK group, the fair values of the assets and liabilities of HIG, established for the purposes of those financial statements, were provisional due to the size and complexity of the acquisition. In the year ended 31 March 2002, these fair values have been finalised as permitted by FRS7 "Fair values in acquisition accounting". The details of the adjustments to the provisional fair values are set out below.

                                      Provisional
                                      fair values     Prior year   Provisional    Revisions to
                                    as previously     adjustment   fair values     provisional          Final
                                           stated        (Note*)   as restated     fair values    fair values
                                         (pound)m       (pound)m      (pound)m        (pound)m       (pound)m
-------------------------------------------------------------------------------------------------------------
Tangible fixed assets                       548.9            -           548.9            (1.2)         547.7
Fixed asset investments                      40.0                         40.0             -             40.0
Stocks                                        4.6                          4.6             -              4.6
Debtors                                      59.4            -            59.4             -             59.4
Cash and current asset investments           30.4            -            30.4             -             30.4
Creditors due within one year               (63.3)           -           (63.3)            -            (63.3)
Creditors due after more than one year       (3.4)           -            (3.4)            -             (3.4)
Long term loans - Eurobonds                (198.7)           -          (198.7)            -           (198.7)
Long term loan - affiliate                 (153.7)           -          (153.7)            -           (153.7)
Provisions for liabilities and charges      (36.1)         (51.9)        (88.0)           (0.1)         (88.1)
-------------------------------------------------------------------------------------------------------------

NET ASSETS                                  228.1          (51.9)        176.2            (1.3)         174.9

Goodwill arising on acquisition              95.0           51.9         146.9            (3.0)         143.9
-------------------------------------------------------------------------------------------------------------

                                            323.1            -           323.1            (4.3)         318.8

-------------------------------------------------------------------------------------------------------------

SATISFIED BY:
Fair value of debt and associated
    derivatives transferred                 624.9            -           624.9             -            624.9
Cash received                              (306.1)           -          (306.1)            -           (306.1)
Costs associated with the acquisition         4.3            -             4.3            (4.3)             -
-------------------------------------------------------------------------------------------------------------

                                            323.1            -           323.1            (4.3)         318.8

-------------------------------------------------------------------------------------------------------------

*  PRIOR YEAR ADJUSTMENT

The provisional fair values attributable to the net assets of HIG have been restated for the effects of the implementation of the Group's new accounting policy for deferred tax in accordance with FRS19 (Note 1).

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

16.  DEBTORS

                                                                                   GROUP            COMPANY
                                                               2002                  2001              2002
                                                           (POUND)m              (pound)m          (POUND)m
-----------------------------------------------------------------------------------------------------------
AMOUNTS FALLING DUE WITHIN ONE YEAR:
Trade debtors                                                  69.5                  77.3                -
Pensions:
    Prepayment recognised                                       6.5                   8.1                -
    Other                                                      (1.2)                 (3.6)               -
Advance corporation tax recoverable                             0.3                   0.3                -
Prepayments and accrued income                                 55.0                  61.3                -
Other debtors                                                  37.2                  14.6                -
-----------------------------------------------------------------------------------------------------------

AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR:
Prepayments and accrued income                                  0.6                   0.6                -
Other debtors                                                   1.0                   1.0                -
-----------------------------------------------------------------------------------------------------------

                                                              168.9                 159.6                -

-----------------------------------------------------------------------------------------------------------


17.  CURRENT ASSET INVESTMENTS

                                                                         GROUP                      COMPANY
                                                               2002                  2001              2002
                                                           (POUND)m              (pound)m          (POUND)m
-----------------------------------------------------------------------------------------------------------
Listed - UK Government securities                              22.4                  10.2                -
Short-term deposits                                             -                   108.3                -
Unlisted - loans to affiliate                                  92.6                 439.6                -
Fixed term and call deposits                                    -                    16.8                -
-----------------------------------------------------------------------------------------------------------

                                                              115.0                 574.9                -

-----------------------------------------------------------------------------------------------------------

The market value of the listed investments is not materially different to the values shown above.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

18.  CREDITORS

                                                                         GROUP                      COMPANY
                                                               2002                  2001              2002
                                                           (POUND)m              (pound)m          (POUND)m
-----------------------------------------------------------------------------------------------------------
AMOUNTS FALLING DUE WITHIN ONE YEAR:
Bank loans and overdrafts                                     326.3                 420.3                 -
$168m 6.375% unsecured bonds 2001                               -                   100.7                 -
Loan notes *                                                    3.1                   3.7                 -
Loans due to parent undertakings                                -                   150.0                 -
Loan due to affiliate                                           -                     2.2                 -
Payments received on account                                    -                     8.9                 -
Trade creditors                                                 8.8                  12.3                 -
UK corporation tax                                             33.8                  28.8                 -
Other taxation and social security                              3.3                   5.6                 -
Other creditors                                                43.6                  29.2                 -
Accruals and deferred income                                   76.3                  90.9                 -
-----------------------------------------------------------------------------------------------------------

                                                              495.2                 852.6                 -

-----------------------------------------------------------------------------------------------------------


AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR:
Accruals and deferred income                                    2.9                   2.9                 -
Repayable between two and five years:
 $200m 6.750% unsecured bonds 2004                            125.2                 127.8                 -
 $332m 6.800% unsecured bonds 2006                            198.0                   -                   -
Consortium tax creditor (Note 4(d))                             -                    12.3                 -
Repayable in five years or more:
    $332m 6.800% unsecured bonds 2006                           -                   197.7                 -
    $200m 6.875% unsecured bonds 2007                         121.0                 121.7                 -
    $225m 6.500% unsecured bonds 2008                         129.5                 129.0                 -
    $100m 7.250% unsecured bonds 2017                          59.8                  60.1                 -
    $300m 7.375% unsecured bonds 2028                           -                   173.7                 -
    $255m 7.375% unsecured bonds 2028                         147.0                   -                   -
    Mandatorily redeemable preferred securities **             49.8                  49.7                 -
    9.25% Eurobonds 2020                                      196.1                 198.6                 -
-----------------------------------------------------------------------------------------------------------

                                                            1,029.3               1,073.5                 -

-----------------------------------------------------------------------------------------------------------

* The loan notes were issued to certain shareholders of WPD South West at the time of acquisition; the notes are redeemable at the option of the note holders on fixed dates between 30 June 1996 and 31 December 2002.

** In January 1997, SIUK Capital Trust I (the "Trust"), a statutory trust formed under laws of the State of Delaware, US and established for the sole purpose of issuing its own securities and investing the proceeds thereof in the 8.23% subordinated debentures issued by SIUK plc and scheduled to mature on 1 February 2027, sold US$82m of its 8.23% preferred securities. SIUK plc considers that the mechanisms and obligation relating to the preferred securities, taken together, constitute a full and unconditional guarantee by SIUK plc of the Trust's payment obligations with respect to the preferred securities.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

19.  DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

The Group has both short-term and long-term borrowings which are used to finance the Group's operations. Note 18 provides further details.

These borrowings are exposed to certain market risks including changes in interest rates and cross currency exchange rates. To reduce the volatility attributable to these exposures the Group has entered into various derivative transactions. At 31 March 2002, these derivatives fixed the value of sterling payments in respect of 81% of the long-term borrowings and fixed the interest payments on (pound)250.0m of the short-term borrowings, the total value of which amounted to (pound)329.4m in 2002 (2001: (pound)574.0m). Subsequent to the year end, on 10 May 2002, the interest rate swaps covering (pound)250.0m of short-term debt were cancelled and certain cross currency swaps were restructured.

It is, and has been throughout the period under review, the Group's policy that no speculative trading in financial instruments shall be undertaken. Interest rate and cross currency rate swaps are designated as hedges of underlying debt obligations and, as such, swap payments are reflected as an adjustment to interest payable.

These derivatives involve, to a certain degree, credit risk. The Group may be exposed to loss in the event of non-performance by a counterparty. The Group controls credit risk by entering into derivative contracts only with highly credit rated counterparties. The Group has not experienced non-performance by any counterparty.

Short term debtors and creditors have been excluded from the disclosures with the exception of short-term commercial paper and other short-term borrowings.

INTEREST RATE PROFILE
After taking into account interest rate swaps and cross currency swaps entered into by the Group, all financial liabilities can be regarded as sterling liabilities, with an interest rate profile at 31 March 2002 as follows :


                                                                                                       Fixed rate borrowings
                                                                                                       ---------------------
                                                                                                                    Weighted
                                                                                                                     Average
                                                                                           Weighted                period for
                                           Floating         Fixed                           average                which rate
                                               Rate          rate            Total    interest rate                 is fixed
                                           (pound)m      (pound)m         (pound)m                %                    Years
----------------------------------------------------------------------------------------------------------------------------
As at 31 March 2002                            79.4       1,276.4          1,355.8             7.9%                      9.8

As at 31 March 2001                           324.0       1,409.0          1,733.0             7.9%                     10.7

----------------------------------------------------------------------------------------------------------------------------

At 31 March 2002, the floating rate debt consisted of the loan notes, bank loans and overdrafts disclosed in Note 18 (total value: (pound)329.4m) less (pound)250.0m which represented the notional amount of interest rates swaps hedging such debt. The fixed rate debt consisted of the (pound)250.0m of short-term debt covered by swaps and long-term loans disclosed in Note 18. The long-term loans are fully hedged by interest rate and cross currency swaps. Subsequent to the year end, on 10 May 2002, the interest rate swaps covering (pound)250.0m of short-term debt were cancelled (see below and Note 29).

The interest rate on the floating rate financial liability is primarily linked to one month or overnight London Inter Bank Offered Rate ("LIBOR").

CURRENCY EXPOSURES
As at 31 March 2002, after taking into account the effect of cross currency swaps the Group had no currency exposures.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

19.  DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (CONTINUED)

FINANCIAL LIABILITY MATURITY PROFILE

The maturity profile of the Group's financial liabilities at 31 March 2002 was as follows:

                                                                      2002                            2001
                                                                  (POUND)m                        (POUND)m
----------------------------------------------------------------------------------------------------------

In one year or less                                                  329.4                           674.7
In more than two years but not more than five years                  323.2                           127.8
In more than five years                                              703.2                           930.5
----------------------------------------------------------------------------------------------------------

                                                                   1,355.8                         1,733.0

----------------------------------------------------------------------------------------------------------

BORROWING FACILITIES
The Group had undrawn committed borrowing facilities at 31 March 2002 in respect of which all relevant conditions precedent had been met, and which expire as follows:

                                                                      2002                            2001
                                                                  (POUND)m                          (POUND)m
----------------------------------------------------------------------------------------------------------
In one year or less                                                  139.8                            60.6

----------------------------------------------------------------------------------------------------------


FAIR VALUES
Set out below is a comparison by category of book values and fair values of the Group's primary financial assets and liabilities held or issued to finance the Group's operations at 31 March 2002:

                                                                  2002                         2001
                                                           Book           Fair          Book           Fair
                                                          Value          Value         Value          Value
                                                       (pound)m       (pound)m      (pound)m       (pound)m
-----------------------------------------------------------------------------------------------------------
Current asset investments                                  115.0         114.9         574.9          572.2
Cash at bank                                                 9.2           9.2           4.4            4.4
Bank loans and overdrafts                                 (326.3)       (326.3)       (420.3)        (420.3)
Short term loan notes                                       (3.1)         (3.1)         (3.7)          (3.7)
Loan from parent undertakings                                -             -          (150.0)        (150.0)
Current portion of long term borrowings                      -             -          (100.7)        (117.7)
Long term debt                                          (1,026.4)     (1,158.9)     (1,058.3)      (1,142.5)
Interest rate swaps                                          -           (39.2)          -            (53.4)
Cross currency swaps                                         -           109.0           -            144.0

-----------------------------------------------------------------------------------------------------------

The fair value of the long term debt is based on the market price as at the year end. The fair values of all other categories have been calculated by discounting cashflows at prevailing interest rates.

Subsequent to the year end, on 10 May 2002 the interest rate swaps and certain cross currency swaps were restructured. Interest rate swaps covering (pound)250.0m of floating rate debt were cancelled. The restructuring of these interest rate swaps and certain of the currency rate swaps will result in lower interest costs being payable and a higher sterling value being payable on maturity.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

19.  DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (CONTINUED)

GAINS AND LOSSES ON HEDGES
The Group enters into interest rate swaps and cross currency swaps to reduce the volatility of payments related to borrowings. Swap payments are reflected as an adjustment to interest payable; changes in the fair value of instruments used as hedges are not recognised in the financial statements. An analysis of these unrecognised losses is as follows:

                                                                             GAINS        LOSSES          TOTAL
                                                                          (POUND)M      (POUND)M       (POUND)M
---------------------------------------------------------------------------------------------------------------
Unrecognised gains and losses on hedges at 1 April 2001                      144.0         (53.4)          90.6
Gains and losses arising in previous years that were recognised
    in the year ended 31 March 2002                                          (12.6)         15.4            2.8
---------------------------------------------------------------------------------------------------------------
Gains and losses arising before 1 April 2001 that were not recognised
    in the year ended 31 March 2002                                          131.4         (38.0)          93.4
Gains and losses arising in the year ended 31 March 2002 that were not
    recognised in the year                                                   (19.0)         (4.6)         (23.6)
---------------------------------------------------------------------------------------------------------------

Unrecognised gains and losses on hedges at 31 March 2002                     112.4         (42.6)          69.8

---------------------------------------------------------------------------------------------------------------


Of which:

Gains and losses expected to be recognised in the year ended
    31 March 2003                                                              6.0         (11.5)          (5.5)
Gains and losses expected to be recognised in the year ended
    31 March 2004 or later                                                   106.4         (31.1)          75.3

---------------------------------------------------------------------------------------------------------------


20.  PROVISIONS FOR LIABILITIES AND CHARGES

                                                                    Reorganisation                        Group
                                         Deferred                                &
                                         Taxation      Pensions          severance         Other          Total
                                         (pound)m      (pound)m           (pound)m      (pound)m       (pound)m
---------------------------------------------------------------------------------------------------------------
At 1 April 2001 - as previously stated       61.5            1.8               1.1          23.0           87.4
Prior year adjustment for FRS19 (Note 1)    130.7            -                 -             -            130.7
---------------------------------------------------------------------------------------------------------------

At 1 April 2001 - as restated               192.2            1.8               1.1          23.0          218.1
Arising/(released) during the year            8.4           (1.1)              -            (4.2)           3.1
Acquisition/revision to provisional
 fair values                                                 -                 -             0.3            0.3
Utilised during the year                      -             (0.2)             (1.1)         (2.2)          (3.5)
---------------------------------------------------------------------------------------------------------------

At 31 March 2002                            200.6            0.5               -            16.9          218.0

---------------------------------------------------------------------------------------------------------------

Other provisions relate principally to a tree cutting programme and insurance claims. The Company had no provisions

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002


20.  PROVISIONS FOR LIABILITIES AND CHARGES (CONTINUED)

PROVISIONS FOR DEFERRED TAX

GROUP

                                                                                 2002                  2001
                                                                             (POUND)M              (pound)m
-----------------------------------------------------------------------------------------------------------

Accelerated capital allowances                                                  275.3                 263.9
Chargeable gains on sale of electricity supply activities                        58.4                  58.4
Other timing differences                                                         (4.5)                 (5.8)
-----------------------------------------------------------------------------------------------------------

Undiscounted provision for deferred tax                                         329.2                 316.5

Discount                                                                       (128.6)               (124.3)
-----------------------------------------------------------------------------------------------------------

Discounted provision for deferred tax                                           200.6                 192.2

-----------------------------------------------------------------------------------------------------------


21.  CALLED-UP SHARE CAPITAL

                                                                                                    COMPANY
                                                                                                       2002
                                                                                                   (POUND)M
-----------------------------------------------------------------------------------------------------------

Authorised, allotted, called-up, and fully paid
    12,184,716 "A" ordinary shares of(pound)1 each                                                     12.2
    11,936,049 "B" ordinary shares of(pound)1 each                                                     11.9
    746,003 "C" ordinary shares of(pound)1 each                                                         0.8
    5,100,000 "D" ordinary shares of(pound)0.00001 each                                                   -
    4,900,000 "E" ordinary shares of(pound)0.00001 each                                                   -
-----------------------------------------------------------------------------------------------------------

                                                                                                       24.9

-----------------------------------------------------------------------------------------------------------

(a) On incorporation on 9 August 2001, the Company issued one share. On 11 September 2001, this one share was transferred to one of the owners of the WPD Group. Subsequently on that day, further shares of the Company were issued to the two shareholders such that they then held shares in the same proportion and in the same classes as their shares in WPD Holdings UK. On that day, the two owners then surrendered their shares in WPD Holdings UK to Western Power Distribution Holdings Limited, which then became the holding Company for the WPD Group.

(b) The "A" Ordinary shares and the "B" Ordinary shares of the Company have the same voting rights, while the "C" Ordinary shares have no voting rights.

(c) On 14 December 1999, the "D" and "E" shares were issued to wholly owned subsidiaries of the two parents, PPL and Mirant respectively, for a total of (pound)100. The "D" and "E" shares entitle their holders solely to all distributions arising in WPD Holdings UK from respectively its holdings of "D" and "E" shares in WPD Holdings Limited.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

22.  RESERVES

                                                     GROUP           GROUP& COMPANY                 COMPANY
                                             Profit &       Other     Share premium                Profit &
                                         loss account    reserves           account            loss account
                                             (pound)m    (pound)m          (pound)m                (pound)m
-----------------------------------------------------------------------------------------------------------
At 1 April 2001 - as originally stated          182.4       142.3             328.3                      -
Prior year adjustment for FRS19 (Note 1)        (78.9)          -                 -                      -
-----------------------------------------------------------------------------------------------------------

At 1 April 2001 - as restated                   103.5       142.3             328.3                      -
Retained loss for the year                      (82.4)          -                 -                      -
-----------------------------------------------------------------------------------------------------------

Balance at 31 March 2002                         21.1       142.3             328.3                      -

-----------------------------------------------------------------------------------------------------------

As allowed by section 230 of the Companies Act 1985, the Company has not presented its own profit and loss account. The profit for 2002 attributable to shareholders, dealt with in the financial statements of the parent Company, was (pound)90.0m; a dividend of (pound)90.0m was declared by the Company.

The Group's share of accumulated reserves of associated undertakings at 31 March 2002 was (pound)nil (31 March 2001: (pound)0.2m).

23. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOWS FROM OPERATING ACTIVITIES

                                                                               2002                    2001
                                                                                              (As restated)
                                                                           (POUND)M                (pound)m
-----------------------------------------------------------------------------------------------------------

Operating profit                                                              208.4                    95.8
Depreciation and amortisation                                                  84.4                    59.1
Loss on sale of tangible fixed assets                                           6.4                     3.7
Decrease/(increase) in stocks                                                   4.1                    (2.6)
Increase in debtors                                                            (6.1)                   (2.7)
Decrease in creditors                                                         (42.8)                  (24.3)
Decrease in provisions                                                         (8.6)                   (6.1)
-----------------------------------------------------------------------------------------------------------

Net cash inflow from operating activities                                     245.8                   122.9

-----------------------------------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002


24.  ANALYSIS OF CHANGES IN NET DEBT

                                                              At                       Other             AT
                                                         1 April          Cash      non-cash       31 MARCH
                                                            2001          Flow     movements           2002
                                                        (pound)m       pound)m      (pound)m       (pound)m
-----------------------------------------------------------------------------------------------------------
Cash at bank                                                 4.4           4.8           -              9.2

Short-term investments                                     135.3        (112.9)          -             22.4

Debt due within one year :
 Bank loans and overdrafts                                (420.3)         94.0           -           (326.3)
 $168m 6.375% unsecured bonds 2001                        (100.7)        100.9          (0.2)          -
 Loan notes                                                 (3.7)          0.6           -             (3.1)
 Loan from parent undertakings                            (150.0)        150.0           -             -

Debt due after one year :
    $200m 6.750% unsecured bonds 2004                     (127.8)          -             2.6         (125.2)
    $332m 6.800% unsecured bonds 2006                     (197.7)          -            (0.3)        (198.0)
    $200m 6.875% unsecured bonds 2007                     (121.7)          -             0.7         (121.0)
    $225m 6.500% unsecured bonds 2008                     (129.0)          -            (0.5)        (129.5)
    $100m 7.250% unsecured bonds 2017                      (60.1)          -             0.3          (59.8)
    $300m 7.375% unsecured bonds 2028                     (173.7)         26.3           0.4         (147.0)
    Mandatorily redeemable preferred securities            (49.7)          -            (0.1)         (49.8)
    (pound)150m 9.25% Eurobonds 2020                      (198.6)          -             2.5         (196.1)
-----------------------------------------------------------------------------------------------------------

                                                        (1,593.3)        263.7           5.4       (1,324.2)

-----------------------------------------------------------------------------------------------------------


25. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                          2002                         2001
                                                                      (POUND)m                     (pound)m
-----------------------------------------------------------------------------------------------------------
Increase in cash in the year                                               4.8                          2.5
Cash outflow/(inflow) from decrease/(increase) in debt                   371.8                       (250.3)
Cash (inflow)/outflow from (increase)/decrease in liquid resources      (124.9)                        91.1
-----------------------------------------------------------------------------------------------------------

Change in net debt resulting from cash flows                             251.7                       (156.7)

Borrowings net of short term deposits acquired with subsidiaries          12.0                       (167.2)
Debt transferred on acquisition                                            -                         (612.3)
Amortisation of finance costs                                              5.4                         (0.3)
-----------------------------------------------------------------------------------------------------------

Movement in net debt in year                                             269.1                       (936.5)

Net debt at 1 April                                                   (1,593.3)                      (656.8)
-----------------------------------------------------------------------------------------------------------

Net debt at 31 March                                                  (1,324.2)                    (1,593.3)

-----------------------------------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

26.  CAPITAL AND OTHER COMMITMENTS

a) There are annual commitments under operating leases for the Group which expire:

                                                        EQUIPMENT AND VEHICLES           LAND AND BUILDINGS
                                                            2002          2001          2002           2001
                                                        (POUND)m      (pound)m      (POUND)m       (pound)m
-----------------------------------------------------------------------------------------------------------
Within one year                                              -             0.2           -              -
In more than five years                                      0.4           0.4           0.5            0.6
-----------------------------------------------------------------------------------------------------------

                                                             0.4           0.6           0.5            0.6

-----------------------------------------------------------------------------------------------------------

b) In common with normal commercial practice, the Group has commitments to pay rentals for leasehold land and buildings through to the end of the lease term. This obligation potentially continues to the end of the lease, whether or not the lease is assigned to a third party. If a lease has been assigned to a third party, then the original lessee is ultimately responsible for any default in the rent payment. However, no material liability is anticipated. The Company has no lease commitments.

c) Fixed asset expenditure contracted but not provided for at 31 March 2002 in the financial statements was (pound)0.1m (2001: (pound)8.3m) for the Group. The Company had no fixed asset commitments at the end of the year.

d) The Group uses sterling interest rate swaps to hedge exposure to fluctuations in interest rates. At 31 March 2002, the Group had in place swaps with a notional amount of (pound)499.4m, with expiry dates between 2003 and 2012.

e) The Group has put in place foreign currency swap contracts to hedge exposure to US dollar liabilities in respect of outstanding debt. At 31 March 2002, these swaps were for notional amounts of (pound)839.4m (US$1,394.0m), with expiry dates between 2004 and 2028. Subsequent to the year end, certain swaps were restructured (Note 29).


27.  PENSION ARRANGEMENTS

The Group has continued to account for pensions in accordance with Statement of Standard Accounting Practice 24 ("SSAP 24"). FRS17 "Retirement Benefits" was issued in November 2000 but will not be mandatory for the Group until the year ending 31 March 2004. Prior to this, phased disclosures are required from 31 March 2002. These disclosures are set out below.

The Group operates three defined benefit schemes, the WPD South West and WPD South Wales segments of the Electricity Supply Pension Scheme ("ESPS"), and the Infralec 1992 Scheme. The ESPS provides pension and other related defined benefits based on final pensionable pay to employees throughout the Electricity Supply Industry. On 1 April 2002, the separate funds for both WPD South West and WPD South Wales were merged. The Infralec 1992 Scheme provides benefits on both a money purchase and final salary basis and is operated in WPD South Wales. The assets of all three schemes are held separately from those of the Group in trustee administered funds.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

27.  PENSION ARRANGEMENTS (CONTINUED)

A full actuarial valuation of the ESPS and the Infralec 1992 Scheme was carried out at 31 March 2001 and 31 March 2000, respectively, and updated to 31 March 2002 by Bacon & Woodrow, consulting actuaries. The major assumptions used by the actuary were:

                                          WPD South West ESPS   WPD South Wales ESPS  Infralec 1992 Scheme
                                              At 31 March            At 31 March          At 31 March
                                                 2002                   2002                 2002

Rate of increase in salaries                      4.3%                 4.3%                  4.3%
Discount rate                                     6.0%                 6.0%                  6.0%
Inflation assumption                              2.8%                 2.8%                  2.8%


The assets in the schemes and the expected rates of return were:

                                       WPD South West ESPS      WPD South Wales ESPS        Infralec 1992 Scheme
                                       -------------------      --------------------        --------------------
                                    Long-term                    Long-term                 Long-term
                                 rate of return   Value at    rate of return    Value at  rate of return   Value at
                                    expected      31 March       expected       31 March     expected      31 March
                                   at 31 March      2002        at 31 March       2002      at 31 March      2002
                                      2002        (pound)m         2002         (pound)m       2002        (pound)m
--------------------------------------------------------------------------------------------------------------------
Equities                               8.2%          561.6            8.2%         319.7          8.2%          1.7
Corporate Bonds                        6.0%            9.6            6.0%           0.3          5.6%          0.2
Gilts                                  5.2%           95.2            5.2%         131.3          -             -
Property                               7.2%            7.3            7.2%          18.3          7.2%          0.1
Other                                  3.5%            9.0            3.5%          10.3          3.5%          0.1
--------------------------------------------------------------------------------------------------------------------

Total market value of assets                         682.7                         479.9                        2.1

Present value of scheme liabilities                 (674.0)                       (472.4)                      (2.1)
--------------------------------------------------------------------------------------------------------------------

Surplus in the scheme                                  8.7                           7.5                        -

Related deferred tax liability                        (2.6)                         (2.3)                       -
--------------------------------------------------------------------------------------------------------------------

Net pension asset                                      6.1                           5.2                        -

--------------------------------------------------------------------------------------------------------------------

The ESPS surplus is being utilised for benefit improvements, to fund a reduction of 1% in employees' contributions for the three years from 1 April 2002, to cover anticipated short term early retirement costs, and to continue the suspension of contributions to the ESPS from the Group until 31 March 2005. The reduced surplus is being recognised in the financial statements over the average service lives of employees, as required under SSAP 24. Contributions paid by the Group to the ESPS during the year amounted to (pound)0.4m (2001: (pound)0.1m).

The Group also operates a defined contribution scheme for which the pension cost charge for the year amounted to (pound)nil (2001: (pound)0.2m). The assets of the scheme are held separately from those of the group in an independent fund administered by the scheme trustee. On 1 April 2001, substantially all of the active members in this scheme transferred to the ESPS scheme based on defined benefits.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 2002

28.  RELATED PARTY TRANSACTIONS

During 2002, the Group purchased services from Mirant and certain of its other subsidiaries totalling (pound)0.7M (2001: (pound)0.9m).

During 2002, the Group provided services to the WPD Limited group totalling (pound)1.2m (2001:(pound)1.0m).


29.  SUBSEQUENT EVENT

Subsequent to the year end, on 10 May 2002 the Group restructured its interest rate swaps and certain of its cross currency swaps. This resulted in a gain on cancelling current cross currency swaps partly offset by a loss on cancelling the interest rate swaps. This net gain was used towards putting in place new cross currency swaps at lower rates of interest with a higher redemption value on maturity.


30.  ULTIMATE PARENT UNDERTAKING

The ultimate controlling parties are Mirant Corporation and PPL Corporation, both registered in the United States, who have equal control of Western Power Distribution Holdings Limited.

REGISTERED OFFICE:

WESTERN POWER DISTRIBUTION HOLDINGS LIMITED
Avonbank
Feeder Road
Bristol  BS2 0TB

Telephone : 0117 933 2000
Fax  : 0117 933 2001
eMail: info@westernpower.co.uk

Registered number 4267536